UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2013, American Tower Corporation (the “Company”), as borrower, entered into a Second Amendment to Loan Agreement (the “Second Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and a majority of the lenders under the Company’s loan agreement related to its $1.0 billion senior unsecured revolving credit facility entered into on January 31, 2012 (the “Loan Agreement”). The Second Amendment provides consistency among the Loan Agreement and the Company’s other loan agreements related to its $2.0 billion revolving credit facility entered into in June 2013 and its $1.0 billion revolving credit facility entered into in September 2013 (together, the “2013 Credit Facilities”).

The Second Amendment amends the Loan Agreement by, among other things, increasing the limitation on indebtedness of, and guaranteed by, the Company’s subsidiaries from $600,000,000 in the aggregate to $800,000,000 in the aggregate.

The Second Amendment also provides for other changes to the Loan Agreement to conform its terms to those of the 2013 Credit Facilities, including (i) adding a representation and warranty and a covenant regarding the Company’s and its subsidiaries’ compliance with sanctions laws and regulations, (ii) providing that compliance with the interest expense ratio will only be required in the event that the Company’s debt ratings are below investment grade and (iii) increasing the threshold for certain defaults with respect to judgments, attachments or acceleration of indebtedness from $200 million to $250 million.

Except as described above, all of the other terms of the Loan Agreement remain in full force and effect.

The foregoing description is only a summary of certain provisions of the Second Amendment and is qualified in its entirety by the terms of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement, dated December 10, 2013 among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and a majority of the lenders under the Company’s Loan Agreement entered into on January 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

Date: December 12, 2013	By:	/S/ THOMAS A. BARTLETT

Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement, dated December 10, 2013 among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and a majority of the lenders under the Company’s Loan Agreement entered into on January 31, 2012.